Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Jean-Pierre Lapointe, Chief Financial Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Second Quarter Results and Declares Dividend

Lewiston, ME (January 29, 2018) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $3.3 million, or $0.36 per diluted common share, for the quarter ended December 31, 2017, compared to net income of $3.1 million, or $0.35 per diluted common share, for the quarter ended December 31, 2016. Net income for the six months ended December 31, 2017 was $7.9 million, or $0.86 per diluted common share, compared to $4.9 million, or $0.54 per diluted common share, for the six months ended December 31, 2016.

On January 26, 2018, the Board of Directors declared a cash dividend of $0.01 per share, payable on February 27, 2018 to shareholders of record as of February 13, 2018.

“I am pleased to report another strong quarter,” said Richard Wayne, President and Chief Executive Officer. “Our Loan Acquisition and Servicing Group produced $79.1 million of loans, including originations of $44.3 million and purchases with a recorded investment of $34.8 million, for net growth in the LASG portfolio of $20.3 million, or 3.6%, over the linked quarter. With transactional income of $1.9 million, we achieved a total return on our purchased loan portfolio of 11.0% and a net interest margin of 4.9% for the quarter.”

As of December 31, 2017, total assets were $1.0 billion, a decrease of $42.4 million, or 3.9%, from total assets of $1.1 billion as of June 30, 2017. The principal components of the change in the balance sheet follow:

1.	The following table highlights the changes in the loan portfolio for the three and six months ended December 31, 2017:

	Loan Portfolio Changes
	Three Months Ended December 31, 2017
	December 31, 2017 Balance	September 30, 2017 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$244,177	$230,014	$14,163	6.16%
LASG Originated	346,874	340,756	6,118	1.80%
SBA	49,109	47,870	1,239	2.59%
Community Banking	134,030	140,944	(6,914)	-4.91%
Total	$774,190	$759,584	$14,606	1.92%

	Six Months Ended December 31, 2017
	December 31, 2017 Balance	June 30, 2017 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$244,177	$246,388	$(2,211)	-0.90%
LASG Originated	346,874	330,515	16,359	4.95%
SBA	49,109	52,965	(3,856)	-7.28%
Community Banking	134,030	149,327	(15,297)	-10.24%
Total	$774,190	$779,195	$(5,005)	-0.64%

Loans generated by the Bank's Loan Acquisition and Servicing Group ("LASG") for the quarter ended December 31, 2017 totaled $79.1 million, which consisted of $34.8 million of purchased loans, at an average price of 91.1% of unpaid principal balance, and $44.3 million of originated loans. The Bank's Small Business Administration and United States Department of Agriculture ("SBA") Division closed and funded $4.5 million of new loans during the quarter ended December 31, 2017. In addition, the Company sold $3.4 million of the guaranteed portion of SBA loans in the secondary market, of which $1.6 million were originated in the current quarter and $1.8 million were originated in prior quarters. Residential loan production sold in the secondary market totaled $17.6 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at December 31, 2017
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$113.4
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$177.4

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended December 31,
	2017				2016
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$38,205	$44,285	$-	$82,490	$51,112	$45,647	$-	$96,759
Net investment basis	34,802	44,285	-	79,087	46,033	45,647	-	91,680

Loan returns during the period:
Yield	11.00%	6.49%	0.00%	8.31%	13.01%	5.89%	0.99%	8.76%
Total Return (2)	11.00%	6.49%	0.00%	8.31%	13.01%	5.89%	0.99%	8.76%

	Six Months Ended December 31,
	2017				2016
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased (1)	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$42,523	$85,064	$-	$127,587	$67,903	$88,025	$-	$155,928
Net investment basis	38,453	85,064	-	123,517	59,886	88,025	-	147,911
Loan returns during the period:
Yield	11.65%	6.42%	0.00%	8.58%	11.71%	5.88%	0.74%	8.19%
Total Return (2)	11.65%	6.42%	0.00%	8.58%	11.73%	5.88%	0.74%	8.19%

Total loans as of period end:
Unpaid principal balance	$276,440	$346,874	$-	$623,314	$288,455	$231,278	$48,000	$567,733
Net investment basis	244,177	346,874	-	591,051	255,048	231,278	48,000	534,326

(1) Period end purchased loan balances include loans held for sale of $975 thousand at December 31, 2016.

(2) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits decreased by $41.2 million, or 4.6%, from June 30, 2017, attributable primarily to a decrease in money market accounts of $22.3 million, or 6.0%, and a decrease in time deposits of $19.4 million, or 5.8%.

3.

Shareholders’ equity increased by $7.2 million, or 5.9%, from June 30, 2017, primarily due to earnings of $7.9 million, partially offset by stock option exercises which decreased additional paid-in-capital by $1.1 million and dividends paid on common stock of $177 thousand. Additionally, there was stock-based compensation of $485 thousand.

Net income increased by $204 thousand to $3.3 million for the quarter ended December 31, 2017, compared to net income of $3.1 million for the quarter ended December 31, 2016.

1.

Net interest and dividend income before provision for loan losses increased by $624 thousand for the quarter ended December 31, 2017, compared to the quarter ended December 31, 2016. The increase is primarily due to higher average balances in the total loan portfolio. This increase was partially offset by higher funding costs and higher average deposit balances.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended December 31,
	2017			2016
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$141,486	$1,753	4.92%	$203,963	$2,350	4.57%
SBA	49,457	814	6.53%	41,038	574	5.55%
LASG:
Originated	340,240	5,565	6.49%	216,353	3,210	5.89%
Purchased	229,732	6,369	11.00%	233,502	7,659	13.01%
Secured Loans to Broker-Dealers	-	-	0.00%	48,000	120	0.99%
Total LASG	569,972	11,934	8.31%	497,855	10,989	8.76%
Total	$760,915	$14,501	7.56%	$742,856	$13,913	7.43%

	Six Months Ended December 31,
	2017			2016
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$145,832	$3,496	4.76%	$204,864	$4,754	4.60%
SBA	51,499	1,756	6.76%	36,093	1,093	6.01%
LASG:
Originated	334,507	10,831	6.42%	200,731	5,949	5.88%
Purchased	234,928	13,800	11.65%	232,751	13,740	11.71%
Secured Loans to Broker-Dealers	-	-	0.00%	48,000	180	0.74%
Total LASG	569,435	24,631	8.58%	481,482	19,869	8.19%
Total	$766,766	$29,883	7.73%	$722,439	$25,716	7.06%

(1) Includes loans held for sale.

The components of total transactional income on purchased loans are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months ended December 31, 2016, transactional income decreased by $1.0 million. The total return on purchased loans for the three months ended December 31, 2017 was 11.0%. The decrease over the prior comparable period was primarily due to lower accelerated accretion in the three months ended December 31, 2017. When compared to the six months ended December 31, 2016, transactional income increased by $432 thousand. This increase over the prior comparable period was primarily due to higher loan fees in the six months ended December 31, 2017. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended December 31,
	2017		2016
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,466	7.71%	$4,716	8.01%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	1,903	3.29%	2,943	5.00%
Total transactional income	1,903	3.29%	2,943	5.00%
Total	$6,369	11.00%	$7,659	13.01%

	Total Return on Purchased Loans
	Six Months Ended December 31,
	2017		2016
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$9,079	7.67%	$9,470	8.07%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	19	0.02%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	4,721	3.98%	4,270	3.64%
Total transactional income	4,721	3.98%	4,289	3.66%
Total	$13,800	11.65%	$13,759	11.73%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income decreased by $1.5 million for the quarter ended December 31, 2017, compared to the quarter ended December 31, 2016, principally due to the following:
●	A decrease in gain on sale of SBA loans of $1.4 million, due to a lower amount of SBA loans sold in the quarter; and
●	A decrease in gain on sale of residential loans held for sale of $82 thousand, due to lower volume of residential loans sold in the quarter.

3.	Noninterest expense decreased by $393 thousand for the quarter ended December 31, 2017, compared to the quarter ended December 31, 2016, primarily due to the following:
●	A decrease in other noninterest expense of $395 thousand, primarily due to a $330 thousand decrease in expense related to the quarterly valuation of SBA servicing rights; and
●	A decrease in loan expense of $179 thousand, largely driven by lower expense related to loan acquisition and refinance activity.
●	The decreases in noninterest expense were partially offset by an increase in data processing fees of $214 thousand, primarily due to the increased cost associated with outsourcing of data processing.

4.	Income tax expense decreased by $458 thousand for the quarter ended December 31, 2017, compared to the quarter ended December 31, 2016, primarily due to the following:
●

A decrease in the federal corporate income tax rate as a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, which resulted in a $762 thousand decrease in federal income tax expense. Of this total, $328 thousand was related to the decrease in the federal corporate income tax rate for the three months ended December 31, 2017 and $434 thousand was related to income tax expense previously recorded in the three months ended September 30, 2017, to arrive at the required blended federal corporate income tax rate of 28.0% for fiscal year 2018; and

●

A decrease in income tax expense as a result of a $279 thousand income tax benefit arising from the treatment of stock options exercised or vested restricted stock awards under ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, whereby the tax effects of exercised options or vested awards are treated as a discrete item in the reporting period in which they occur.

●

The decreases in income tax expense were partially offset by the impact of revaluing the deferred tax asset as a result of the change in the federal corporate income tax rate as well as the recording of current year changes in the deferred tax asset, which resulted in an increase in income tax expense of $498 thousand.

As of December 31, 2017, nonperforming assets totaled $19.0 million, or 1.84% of total assets, as compared to $18.7 million, or 1.78% of total assets, as of September 30, 2017, and $14.8 million, or 1.37% of total assets, as of June 30, 2017.

As of December 31, 2017, past due loans totaled $30.0 million, or 3.87% of total loans, as compared to $12.1 million, or 1.60% of total loans as of September 30, 2017, and $13.4 million, or 1.72% of total loans as of June 30, 2017. The increase was primarily attributable to $5.3 million of loans purchased in December that were delinquent at purchase, as well as $8.8 million of loans that were 30 days past due as of December 31, 2017 and are now current.

As of December 31, 2017, the Company’s Tier 1 Leverage Ratio was 13.4%, compared to 12.8% at June 30, 2017, and the Total Capital Ratio was 20.3%, compared to 19.5% at June 30, 2017. The increase in both the Tier 1 Leverage Ratio and the Total Capital Ratio resulted primarily from the increase in earnings and the net decrease in the loan portfolio.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Jean-Pierre Lapointe, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss second quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, January 30th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 3783438. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine and New Hampshire markets via ten branches and two loan production offices. Our Loan Acquisition and Servicing Group (“LASG”) purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	December 31, 2017	June 30, 2017
Assets
Cash and due from banks	$2,515	$3,582
Short-term investments	125,708	159,701
Total cash and cash equivalents	128,223	163,283

Available-for-sale securities, at fair value	92,339	96,693

Residential real estate loans held for sale	5,515	4,508
SBA loans held for sale	818	191
Total loans held for sale	6,333	4,699

Loans
Commercial real estate	493,954	498,004
Commercial and industrial	178,840	175,654
Residential real estate	97,593	101,168
Consumer	3,803	4,369
Total loans	774,190	779,195
Less: Allowance for loan losses	4,355	3,665
Loans, net	769,835	775,530

Premises and equipment, net	7,061	6,937
Real estate owned and other repossessed collateral, net	910	826
Federal Home Loan Bank stock, at cost	1,758	1,938
Intangible assets, net	1,082	1,300
Loan servicing rights, net	3,005	2,846
Bank-owned life insurance	16,402	16,179
Other assets	7,498	6,643
Total assets	$1,034,446	$1,076,874

Liabilities and Shareholders' Equity
Deposits
Demand	$71,054	$69,827
Savings and interest checking	107,750	108,417
Money market	352,237	374,569
Time	317,613	337,037
Total deposits	848,654	889,850

Federal Home Loan Bank advances	15,000	20,011
Subordinated debt	23,790	23,620
Capital lease obligation	741	873
Other liabilities	16,258	19,723
Total liabilities	904,443	954,077

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2017 and June 30, 2017	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,017,334 and 7,840,460 shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively	8,017	7,841
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 921,939 and 991,194 shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively	922	991
Additional paid-in capital	76,805	77,455
Retained earnings	45,855	38,142
Accumulated other comprehensive loss	(1,596)	(1,632)
Total shareholders' equity	130,003	122,797
Total liabilities and shareholders' equity	$1,034,446	$1,076,874

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Interest and dividend income:
Interest and fees on loans	$14,501	$13,913	$29,883	$25,716
Interest on available-for-sale securities	267	247	533	486
Other interest and dividend income	492	172	1,022	387
Total interest and dividend income	15,260	14,332	31,438	26,589

Interest expense:
Deposits	2,129	1,798	4,305	3,553
Federal Home Loan Bank advances	148	220	319	475
Subordinated debt	517	468	1,025	927
Obligation under capital lease agreements	9	13	21	27
Total interest expense	2,803	2,499	5,670	4,982
Net interest and dividend income before provision for loan losses	12,457	11,833	25,768	21,607
Provision for loan losses	437	628	792	820
Net interest and dividend income after provision for loan losses	12,020	11,205	24,976	20,787

Noninterest income:
Fees for other services to customers	475	481	1,002	889
Gain on sales of residential loans held for sale	255	337	545	878
Gain on sales of SBA loans	341	1,734	1,361	2,476
Gain on sales of other loans	21	-	21	-
Gain (loss) on real estate owned, other repossessed collateral and premises and equipment, net	11	3	11	(11)
Bank-owned life insurance income	111	114	223	228
Other noninterest income	14	21	23	38
Total noninterest income	1,228	2,690	3,186	4,498

Noninterest expense:
Salaries and employee benefits	5,173	5,161	10,427	10,475
Occupancy and equipment expense	1,150	1,252	2,260	2,481
Professional fees	425	399	867	895
Data processing fees	624	410	1,227	832
Marketing expense	70	97	157	184
Loan acquisition and collection expense	368	547	733	774
FDIC insurance premiums	80	22	160	146
Intangible asset amortization	109	109	218	218
Other noninterest expense	564	959	1,228	1,577
Total noninterest expense	8,563	8,956	17,277	17,582
Income before income tax expense	4,685	4,939	10,885	7,703
Income tax expense	1,381	1,839	2,995	2,852
Net income	$3,304	$3,100	$7,890	$4,851

Weighted-average shares outstanding:
Basic	8,924,495	8,831,235	8,883,003	8,968,690
Diluted	9,168,084	8,864,618	9,129,010	8,999,062

Earnings per common share:
Basic	$0.37	$0.35	$0.89	$0.54
Diluted	0.36	0.35	0.86	0.54

Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.02

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,
	2017			2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$93,945	$267	1.13%	$92,750	$247	1.06%
Loans (1) (2) (3)	760,915	14,501	7.56%	742,856	13,931	7.44%
Federal Home Loan Bank stock	1,860	21	4.48%	2,398	23	3.81%
Short-term investments (4)	145,305	471	1.29%	114,276	149	0.52%
Total interest-earning assets	1,002,025	15,260	6.04%	952,280	14,350	5.98%
Cash and due from banks	2,731			2,764
Other non-interest earning assets	33,164			35,213
Total assets	$1,037,920			$990,257

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$70,287	$52	0.29%	$71,795	$52	0.29%
Money market accounts	367,265	1,030	1.11%	312,911	753	0.95%
Savings accounts	36,872	12	0.13%	35,206	12	0.14%
Time deposits	303,246	1,035	1.35%	317,318	981	1.23%
Total interest-bearing deposits	777,670	2,129	1.09%	737,230	1,798	0.97%
Federal Home Loan Bank advances	17,719	148	3.31%	27,099	220	3.22%
Subordinated debt	23,745	517	8.64%	23,430	468	7.92%
Capital lease obligations	764	9	4.67%	1,024	13	5.04%
Total interest-bearing liabilities	819,898	2,803	1.36%	788,783	2,499	1.26%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	83,855			80,538
Other liabilities	5,676			8,299
Total liabilities	909,429			877,620
Shareholders' equity	128,491			112,637
Total liabilities and shareholders' equity	$1,037,920			$990,257

Net interest income (5)		$12,457			$11,851

Interest rate spread			4.68%			4.72%
Net interest margin (6)			4.93%			4.94%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax exempt interest income of $18 thousand for the three months ended December 31, 2016.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)

	Six Months Ended December 31,
	2017			2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$94,886	$533	1.11%	$93,825	$486	1.03%
Loans (1) (2) (3)	766,766	29,893	7.73%	722,439	25,752	7.07%
Federal Home Loan Bank stock	1,899	41	4.28%	2,403	46	3.80%
Short-term investments (4)	152,830	981	1.27%	134,334	341	0.50%
Total interest-earning assets	1,016,381	31,448	6.14%	953,001	26,625	5.54%
Cash and due from banks	2,933			2,852
Other non-interest earning assets	32,025			33,012
Total assets	$1,051,339			$988,865

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$69,931	$102	0.29%	$71,323	$103	0.29%
Money market accounts	377,449	2,127	1.12%	302,323	1,435	0.94%
Savings accounts	36,953	25	0.13%	35,488	25	0.14%
Time deposits	307,865	2,051	1.32%	326,794	1,990	1.21%
Total interest-bearing deposits	792,198	4,305	1.08%	735,928	3,553	0.96%
Federal Home Loan Bank advances	18,863	319	3.35%	28,580	475	3.30%
Subordinated debt	23,703	1,025	8.58%	23,395	927	7.86%
Capital lease obligations	797	21	5.23%	1,056	27	5.07%
Total interest-bearing liabilities	835,561	5,670	1.35%	788,959	4,982	1.25%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	82,210			78,104
Other liabilities	7,071			8,255
Total liabilities	924,842			875,318
Shareholders' equity	126,497			113,547
Total liabilities and shareholders' equity	$1,051,339			$988,865

Net interest income (5)		$25,778			$21,643

Interest rate spread			4.79%			4.29%
Net interest margin (6)			5.03%			4.51%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax exempt interest income of $10 thousand and $36 thousand for the six months ended December 31, 2017 and December 31, 2016, respectively.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended:
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Net interest income	$12,457	$13,311	$13,757	$12,459	$11,833
Provision for loan losses	437	354	389	384	628
Noninterest income	1,228	1,958	2,890	2,308	2,690
Noninterest expense	8,563	8,714	9,364	8,842	8,956
Net income	3,304	4,586	4,027	3,461	3,100

Weighted-average common shares outstanding:
Basic	8,924,495	8,841,511	8,823,679	8,830,442	8,831,235
Diluted	9,168,084	9,089,936	8,979,471	8,893,534	8,864,618
Earnings per common share:
Basic	$0.37	$0.52	$0.46	$0.39	$0.35
Diluted	0.36	0.50	0.45	0.39	0.35
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.26%	1.71%	1.57%	1.37%	1.24%
Return on average equity	10.20%	14.61%	13.34%	12.03%	10.92%
Net interest rate spread (1)	4.68%	4.89%	5.32%	4.90%	4.72%
Net interest margin (2)	4.93%	5.13%	5.55%	5.11%	4.94%
Efficiency ratio (non-GAAP) (3)	62.57%	57.07%	56.25%	59.88%	61.67%
Noninterest expense to average total assets	3.27%	3.25%	3.64%	3.50%	3.59%
Average interest-earning assets to average interest-bearing liabilities	122.21%	121.09%	121.13%	120.84%	120.73%

	As of:
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,783	$3,667	$3,337	$3,265	$2,827
Commercial real estate	2,537	2,409	413	420	396
Home equity	107	58	58	48	48
Commercial and industrial	2,555	2,629	2,600	2,636	2,659
Consumer	147	131	103	65	48
Total originated portfolio	9,129	8,894	6,511	6,434	5,978
Total purchased portfolio	8,962	7,758	7,452	8,388	4,219
Total nonperforming loans	18,091	16,652	13,963	14,822	10,197
Real estate owned and other repossessed collateral, net	910	2,040	826	3,761	3,145
Total nonperforming assets	$19,001	$18,692	$14,789	$18,583	$13,342

Past due loans to total loans	3.87%	1.60%	1.72%	3.25%	2.85%
Nonperforming loans to total loans	2.34%	2.19%	1.79%	2.00%	1.33%
Nonperforming assets to total assets	1.84%	1.78%	1.37%	1.81%	1.32%
Allowance for loan losses to total loans	0.56%	0.53%	0.47%	0.46%	0.41%
Allowance for loan losses to nonperforming loans	24.07%	24.23%	26.25%	22.77%	30.47%

Commercial real estate loans to risk-based capital (4)	187.92%	166.15%	181.23%	181.83%	197.11%
Net loans to core deposits (5)	91.46%	88.68%	87.68%	87.46%	92.04%
Purchased loans to total loans, including held for sale	31.28%	30.11%	31.43%	31.87%	32.91%
Equity to total assets	12.57%	12.07%	11.40%	11.55%	11.35%
Common equity tier 1 capital ratio	16.74%	16.50%	16.00%	15.80%	14.94%
Total capital ratio	20.30%	20.04%	19.48%	19.30%	18.31%
Tier 1 leverage capital ratio	13.41%	12.77%	12.81%	12.46%	12.60%

Total shareholders' equity	$130,003	$126,712	$122,797	$118,675	$114,942
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	130,003	126,712	122,797	118,675	114,942
Less: Intangible assets (6)	(4,087)	(4,146)	(4,146)	(3,898)	(3,856)
Tangible common shareholders' equity (non-GAAP)	$125,916	$122,566	$118,651	$114,777	$111,086

Common shares outstanding	8,939,273	8,890,353	8,831,654	8,815,279	8,831,235
Book value per common share	$14.54	$14.25	$13.90	$13.46	$13.02
Tangible book value per share (non-GAAP) (7)	14.09	13.79	13.43	13.02	12.58

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income (before the loan loss provision) plus noninterest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held for sale.
(6)	Includes the core deposit intangible asset and loan servicing rights asset.
(7)	Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.